Exhibit 99.1


              UNAUDITED PROFORMA COMBINED CONSOLIDATED CONDENSED
                             FINANCIAL STATEMENTS

         The following unaudited proforma combined consolidated condensed financial statements have been prepared to give effect to the combination of Borland Software Corporation ("Borland" or the "Company") and Starbase Corporation ("Starbase") using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to unaudited pro forma combined consolidated condensed financial statements. These pro forma statements were prepared as if the combination had been completed as of January 1, 2001 for statements of operations purposes and as of September 30, 2002 for balance sheet purposes.


         The unaudited pro forma combined consolidated condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the combination occurred on January 1, 2001 for statement of operations purposes and as of September 30, 2002 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The unaudited pro forma combined consolidated condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase price to the acquired assets and assumed liabilities of Starbase. The final allocation of the purchase price will be determined after the completion of the combination and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for Starbase is subject to revision as more detailed analysis is completed and additional information on the fair values of Starbase's assets and liabilities becomes available. Any change in the fair value of the net assets of Starbase will change the amount of the purchase price allocable to goodwill. Additionally, changes in Starbase's working capital, including the results of operations from September 30, 2002 through the date the transaction is completed, will change the amount of goodwill recorded. Final purchase accounting adjustments may differ from the pro forma adjustments presented here.


         These unaudited pro forma combined consolidated condensed financial statements are based upon the respective historical consolidated financial statements of Borland and Starbase and should be read in conjunction with the historical consolidated financial statements of Borland and Starbase and related notes.


         The pro forma financial data are intended for informational purposes only and are not necessarily indicative of the future financial position or future results of operations of Borland after the acquisition or the financial position or results of operations had the acquisition actually been effected on January 1, 2001 for results of operations purposes or September 30, 2002 for balance sheet purposes.

       UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED BALANCE SHEET
                           AS OF SEPTEMBER 30, 2002

                                (In thousands)

                                                                                     Historical
                                                                       -------------------------------------
                                                                         Borland                 Starbase
                                                                       -------------            ------------
ASSETS
Current assets:
           Cash, cash equivalents and short-term investments         $      309,334           $       1,471
           Accounts receivable, net                                          37,295                   5,841
           Prepaid expenses and other current assets                         15,586                     817
                                                                       -------------            ------------
               Total current assets                                         362,215                   8,129

Property and equipment, net                                                  17,480                   3,273
Goodwill, amortizable intangible assets and other assets                     10,739                  18,371

                                                                       -------------            ------------

                    Total assets                                     $      390,434           $      29,773
                                                                       =============            ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
           Accounts payable and accrued expenses                     $       48,557  $                3,003
           Other accrued liabilities                                         15,023                   3,270
           Deferred revenue                                                  25,782                   6,898
                                                                       -------------            ------------
               Total current liabilities                                     89,362                  13,171

           Other liabilities                                                 10,361                       6
                                                                       -------------            ------------
                    Total liabilities                                        99,723                  13,177
                                                                       -------------            ------------

Stockholders' equity:
           Common stock                                                         712                      87
           Additional paid-in capital                                       494,759                 203,404
           Deferred compensation                                               (774)                   (265)
           Accumulated deficit                                             (172,787)               (186,468)
           Accumulated other comprehensive loss                               4,335                     (36)
           Treasury Stock                                                   (35,534)                   (126)
                                                                       -------------            ------------
                    Total stockholders' equity                              290,711                  16,596
                                                                       -------------            ------------

                    Total liabilities and stockholders' equity       $      390,434           $      29,773
                                                                       =============            ============


(TABLE CONTINUED)

                                                                                          Proforma
                                                                           -------------------------------------
                                                                             Adjustments              Combined
                                                                           -------------            ------------
ASSETS
Current assets:
           Cash, cash equivalents and short-term investments              $      (26,000)(a)    $        284,805
           Accounts receivable, net                                                                       43,136
           Prepaid expenses and other current assets                                                      16,403
                                                                            -------------            ------------
               Total current assets                                              (26,000)                344,344

Property and equipment, net                                                                               20,753
Goodwill, amortizable intangible assets and other assets                          24,054 (b)              53,164

                                                                            -------------            ------------

                    Total assets                                          $       (1,946)          $     418,261
                                                                            =============            ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
           Accounts payable and accrued expenses                          $       15,060 (c)              66,620
           Other accrued liabilities                                                                      18,293
           Deferred revenue                                                         (414)(d)              32,266
                                                                            -------------            ------------
               Total current liabilities                                          14,646                 117,179

           Other liabilities                                                                              10,367
                                                                            -------------            ------------
                    Total liabilities                                             14,646                 127,546
                                                                            -------------            ------------

Stockholders' equity:
           Common stock                                                              (83)(e)                 716
           Additional paid-in capital                                           (203,104)(e)             495,059
           Deferred compensation                                                     265 (e)                (774)
           Accumulated deficit                                                   186,168 (e)            (173,087)
           Accumulated other comprehensive loss                                       36 (e)               4,335
           Treasury Stock                                                            126 (e)             (35,534)
                                                                            -------------            ------------
                    Total stockholders' equity                                   (16,592)                290,715
                                                                            -------------            ------------

                    Total liabilities and stockholders' equity            $       (1,946)          $     418,261
                                                                            =============            ============

        The accompanying notes are an integral part of these unaudited pro forma combined consolidated condensed financial statements.





  UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                    (In thousands, except per share data)

                                                                                Historical
                                                               --------------------------------------------
                                                                 Borland                        Starbase
                                                               ------------                   -------------

Revenues:
              Product revenues                                     148,058                          16,706
              Service revenues                                      29,461                          13,500
                                                               ------------                   -------------

           Total revenues                                    $     177,519                  $       30,206
                                                               ------------                   -------------
Cost of revenues:
              Cost of product revenues                              11,318                           2,288
              Amortization and write-down of intangibles                 -                           3,874
              Cost of service revenues                              15,563                           3,680
                                                               ------------                   -------------
          Total cost of revenues                                    26,881                           9,842
                                                               ------------                   -------------
Gross profit                                                       150,638                          20,364
                                                               ------------                   -------------
Operating expenses:
              Selling, general and administrative                   95,848                          19,995
              Research, development and engineering                 37,392                           7,803
              Restructuring, amortization of intangibles
                         and acquisition related expenses            4,472                          30,762
                                                               ------------                   -------------
                          Total operating expenses                 137,712                          58,560
                                                               ------------                   -------------

Income (loss) from operations                                       12,926                         (38,196)

Interest and other income (expense), net                             5,314                            (556)

Income (loss) before taxes                                          18,240                         (38,752)

Provision for income taxes                                           4,015                              51
                                                               ------------                   -------------

Net income (loss)                                            $      14,225                  $      (38,803)
                                                               ============                   =============

Income (loss) per share - basic                              $        0.20                  $        (4.69)
                                                               ============                   =============

Income (loss) per share - diluted                            $        0.19                  $        (4.69)
                                                               ============                   =============

Shares used in per share calculation - basic                        71,295                           8,265
                                                               ============                   =============

Shares used in per share calculation - diluted                      74,646                           8,265
                                                               ============                   =============


(TABLE CONTINUED)

                                                                                       Pro Forma
                                                                                -------------------------------------------
                                                                                       Adjustments               Combined
                                                                                       ------------            -------------

Revenues:
              Product revenues                                                                                       164,764
              Service revenues                                                                                        42,961
                                                                                        ------------            -------------

           Total revenues                                                             $                       $      207,725
                                                                                        ------------            -------------
Cost of revenues:
              Cost of product revenues                                                                                13,606
              Amortization and write-down of intangibles                                     (3,874)    (f)                -
              Cost of service revenues                                                                                19,243
                                                                                        ------------            -------------
          Total cost of revenues                                                             (3,874)                  32,849
                                                                                        ------------            -------------
Gross profit                                                                                  3,874                  174,876
                                                                                        ------------            -------------
Operating expenses:
              Selling, general and administrative                                                                    115,843
              Research, development and engineering                                                                   45,195
              Restructuring, amortization of intangibles
                         and acquisition related expenses                                   (26,062)    (g)            9,172
                                                                                        ------------            -------------
                          Total operating expenses                                          (26,062)                 170,210
                                                                                        ------------            -------------

Income (loss) from operations                                                                29,936                    4,666

Interest and other income (expense), net                                                                               4,758

Income (loss) before taxes                                                                   29,936                    9,424

Provision for income taxes                                                                                             4,066
                                                                                        ------------            -------------

Net income (loss)                                                                     $      29,936           $        5,358
                                                                                        ============            =============

Income (loss) per share - basic                                                                               $         0.08
                                                                                                                =============

Income (loss) per share - diluted                                                                             $         0.07
                                                                                                                =============

Shares used in per share calculation - basic                                                                          71,295
                                                                                                                =============

Shares used in per share calculation - diluted                                                                        74,646
                                                                                                                =============

        The accompanying notes are an integral part of these unaudited pro forma combined consolidated condensed financial statements.



              UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED
                            STATEMENT OF OPERATIONS

                    (In thousands, except per share data)


                                                               FOR THE YEAR ENDED    FOR THE YEAR ENDED
                                                               DECEMBER 31, 2001       MARCH 31, 2002
                                                                            Historical
                                                               -------------------------------------
                                                                 Borland                 Starbase
                                                               ------------             ------------
Revenues:
              Product revenues                                     187,044                   26,601
              Service revenues                                      34,727                   18,770
                                                               ------------             ------------
           Total revenues                                    $     221,771            $      45,371
                                                               ------------             ------------

Cost of revenues:
              Cost of product revenues                              13,447                    5,160
              Amortization and write-down of intangibles                 -                    8,844
              Cost of service revenues                              22,454                    6,202
                                                               ------------             ------------
          Total cost of revenues                                    35,901                   20,206
                                                               ------------             ------------
Gross profit                                                       185,870                   25,165
                                                               ------------             ------------

Operating expenses:
              Selling, general and administrative                  121,056                   35,643
              Research, development and engineering                 46,980                   14,529
              Restructuring, amortization of intangibles
                         and acquisition related expenses                -                   77,991
                                                               ------------             ------------
                          Total operating expenses                 168,036                  128,163
                                                               ------------             ------------

Income (loss) from operations                                       17,834                 (102,998)

Interest and other income (expense), net                            11,117                   (1,787)

Income (loss) before taxes                                          28,951                 (104,785)

Provision for income taxes                                           5,845                      128
                                                               ------------             ------------

Net income (loss)                                            $      23,106 $               (104,913)
                                                               ============             ============


Income (loss) per share - basic                              $        0.34            $      (14.86)
                                                               ============             ============

Income (loss) per share - diluted                            $        0.31            $      (14.86)
                                                               ============             ============

Shares used in per share calculation - basic                        66,494                    7,059
                                                               ============             ============

Shares used in per share calculation - diluted                      74,136                    7,059
                                                               ============             ============


(TABLE CONTINUED)


                                                                                         Pro Forma
                                                                                --------------------------------------------
                                                                                        Adjustments             Combined
                                                                                       -------------            ------------
Revenues:
              Product revenues                                                                                      213,645
              Service revenues                                                                                       53,497
                                                                                       -------------            ------------
           Total revenues                                                            $                        $     267,142
                                                                                       -------------            ------------

Cost of revenues:
              Cost of product revenues                                                                               18,607
              Amortization and write-down of intangibles                                 (8,844)        (f)               -
              Cost of service revenues                                                                               28,656
                                                                                       -------------            ------------
          Total cost of revenues                                                         (8,844)                     47,263
                                                                                       -------------            ------------
Gross profit                                                                              8,844                     219,879
                                                                                       -------------            ------------

Operating expenses:
              Selling, general and administrative                                                                   156,699
              Research, development and engineering                                                                  61,509
              Restructuring, amortization of intangibles
                         and acquisition related expenses                                (71,724)       (g)           6,267
                                                                                       -------------            ------------
                          Total operating expenses                                       (71,724)                   224,475
                                                                                       -------------            ------------

Income (loss) from operations                                                             80,568                     (4,596)

Interest and other income (expense), net                                                                              9,330

Income (loss) before taxes                                                                80,568                      4,734

Provision for income taxes                                                                                            5,973
                                                                                       -------------            ------------

Net income (loss)                                                                    $    80,568              $      (1,239)
                                                                                       =============            ============


Income (loss) per share - basic                                                                               $       (0.02)
                                                                                                                ============

Income (loss) per share - diluted                                                                             $       (0.02)
                                                                                                                ============

Shares used in per share calculation - basic                                                                         66,494
                                                                                                                ============

Shares used in per share calculation - diluted                                                                       66,494
                                                                                                                ============

        The accompanying notes are an integral part of these unaudited pro forma combined consolidated condensed financial statements.




NOTES TO UNAUDITED PROFORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

         The unaudited proforma combined consolidated condensed financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.


1. BASIS OF PRO FORMA PRESENTATION

On October 8, 2002, Borland and Starbase entered into a merger agreement whereby Borland commenced an all-cash tender offer to acquire all of the outstanding shares of Starbase common stock at a price of $2.75 per share for an approximate total of $24.0 million. Borland provided to Starbase bridge financing of $2.0 million to fund its operations until the transaction was completed. Borland will account for each of these transactions under the purchase method of accounting. On January 7, 2003, the merger of Starbase with a wholly-owned subsidiary of Borland was completed.

         The unaudited pro forma combined consolidated condensed balance sheet as of September 30, 2002 was prepared by combining the historical unaudited consolidated condensed balance sheet data as of September 30, 2002 for Borland and Starbase as if the merger had been consummated on that date.

         The combining companies have different year-ends for reporting purposes. Borland's fiscal year end is December 31, whereas Starbase's fiscal year end is March 31. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2001 and for the nine month period ended September 30, 2002 give effect to the proposed merger as if it had occurred on January 1, 2001. The unaudited pro forma combined statements of operations for the twelve months ended December 31, 2001 combine the results of operations of Borland for the fiscal year ended December 31, 2001 and Starbase for the twelve months ended March 31, 2002. The unaudited pro forma combined consolidated condensed statement of operations for the nine months ended September 30, 2002 combines the results of operations of Borland and Starbase to give effect to the combination as if the combination had occurred on January 1, 2001. As a result, the historical results, which include revenues of $11.9 million and a net loss of $32.1 million, of Starbase for the three months ended March 31, 2002 are included in both the twelve months ended December 31, 2001 and nine months ended September 30, 2002 results of operations.

         Borland has determined several costs to be incurred in restructuring the acquired business. These restructuring charges included provisions for severance costs related to the termination of employees, losses on disposal of redundant fixed assets and costs of redundant facilities. These restructuring costs are accrued on the pro forma balance sheet. Borland may incur additional costs to integrate its combined businesses over the course of the next several years.


2. PURCHASE PRICE - STARBASE

         The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of Starbase as of September 30, 2002, and is presented for illustrative purposes only. Actual fair values will be based on financial information as of the merger date.

          The unaudited pro forma combined consolidated condensed financial statements reflect an estimated purchase price of approximately $29.4 million, consisting of (a) cash of $24.0 million (at $2.75 per share), (b) bridge financing of $2.0 million to Starbase to fund its operations until the transaction was completed, (c) estimated direct transaction costs of $3.1 million, and (d) $0.3 million charge for options to purchase approximately 0.5 million equivalent shares of Borland common stock assumed as part of the merger. The preliminary fair market value of Borland's common stock to be issued upon exercise of options was determined using the five-trading-day average price surrounding the date the acquisition was announced. The preliminary fair market value of the options assumed in the transaction was determined using the Black-Scholes option-pricing model and the following assumptions: expected life of 3 years, risk-free interest rate of 2.0%, expected volatility of 71% and no expected dividend yield. As these options were granted at the deal price, there is no intrinsic value at closing.

         The final purchase price is dependent on actual direct merger costs. The final purchase price will be determined shortly after completion of the combination. The estimated total purchase price of the proposed Starbase merger is as follows (in thousands):




   Cash to be issued for stock                           $   24,000
   Value of Borland options to be issued                        304
   Bridge financing made available to Starbase                2,000
   Estimated direct transaction costs                         3,100
                                                         ----------

             Total estimated purchase price              $   29,404

         Under the purchase method of accounting, the total estimated purchase price is allocated to Starbase's net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. Based upon the estimated purchase price of the acquisition and the preliminary valuation, performed by an independent third party valuation firm, the preliminary purchase price allocation is as follows (in thousands):


    Cash, cash equivalents and short-term investment         $       1,471
    Accounts receivable                                              5,841
    Prepaid expenses and other current assets                          817
    Property and equipment, net                                      3,273
    Intangible assets:
         Developed technology                                        8,200
         Service / Maintenance agreements                            3,400
         Tradenames                                                    400
    Goodwill                                                        30,425
                                                             -------------
            Total assets acquired                                   53,827

    Liabilities assumed                                           (12,763)
    In-process research and development                                300
    Estimated Starbase transaction costs                           (2,000)
    Estimated restructuring charge and litigation matters          (9,960)
                                                             -------------
            Net assets acquired                               $     29,404
                                                             =============


         In-process research and development costs of $0.3 million will be charged to operations on the merger date. The in-process research and development charge has not been included in the accompanying unaudited pro forma combined consolidated condensed statement of operations as it represents a non-recurring charge directly related to the acquisition. In-process research and development consisted of technology which had not yet reached technological feasibility and had no alternative future use as of the date of acquisition.

         A preliminary estimate of $11.6 million has been allocated to amortizable intangible assets with useful lives ranging from 1 to 3 years as follows: Developed technology - 3 years; Service / Maintenance agreements - 1 year; Tradenames - 3 years.

         A preliminary estimate of $30.4 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", goodwill will not be amortized and will be tested for impairment at least annually.

         The preliminary purchase price allocation for Starbase is subject to revision as additional information on the fair values of Starbase's assets and liabilities becomes available. Any change in the fair value of the net assets of Starbase will change the amount of the purchase price allocable to goodwill. Additionally, changes in Starbase's working capital, including the results of operations from September 30, 2002 through the date the transaction is completed, will also change the amount of goodwill recorded. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

3. PRO FORMA ADJUSTMENTS

         The accompanying unaudited pro forma combined consolidated condensed financial statements have been prepared assuming the transaction above was completed on September 30, 2002 for balance sheet purposes and as of January 1, 2001 for statement of operations purposes.

         The unaudited pro forma combined consolidated condensed balance sheet and statement of operations gives effect to the following pro forma adjustments:

(a) Represents the cash consideration used to effect the Starbase ($26.0 million) tender and consummate the transaction (which includes $2.0 million advanced to Starbase under the bridge loan that was forgiven upon consummation of the transaction).

(b) To establish amortizable intangible assets and goodwill resulting from the merger.

(c) Represents the following adjustments to accounts payable and accrued expenses (in thousands):

      Accrual for Borland's Starbase transaction costs...............  $ 3,100
      Accrual for Starbase's restructuring and litigation matters....    9,960
      Accrual for Starbase's transaction costs.......................    2,000
                                                                       ---------

      Net change in accounts payable and accrued expenses............  $15,060
                                                                       =======

(d) To adjust Starbase ($414,000) deferred revenue to estimated fair value. Fair value adjustment related to ongoing deferred maintenance to be provided.

(e) Represents the following adjustments to stockholders' equity (in thousands):

                                                         (1)             (2)                   (3)
                                                   ---------------- ---------------------------------------------

     Common stock.....................                      $  (87)             $4            $ --           $(83)
     Additional paid-in capital.......                    (203,404)            300              --       (203,104)
     Deferred compensation............                         265              --              --            265
     Accumulated other comprehensive income (loss)
                                                                36              --              --             36
     Accumulated deficit..............                     186,468              --            (300)       186,168

     Treasury Stock...................                         126              --            --              126
                                                   ---------------- -------------- --------------- --------------
           Total stockholders' equity.                $    (16,596)           $304          $ (300)      $(16,592)
                                                   ================ ============== =============== ==============

      (1) To eliminate the historical stockholders' equity of Starbase.

      (2) Represents the estimated value of the Company's options to be issued in the acquisition of Starbase.

      (3) To reflect the charge for in-process research and development in connection with the Starbase transaction.

(f) To reflect the reversal of amortization of the amortizable intangible assets related to the Starbase business that would not exist if the acquisition took place effective January 1, 2001.

(g) To reflect the net impact of the amortization of the amortizable intangible assets resulting from the proposed merger on a straight-line basis offset by the reversal of amortization of the amortizable intangible assets related to the Starbase business that would not exist if the acquisition took place effective January 1, 2001. This also reflects a classification of amortization of developed technology as operating expenses rather than cost of revenues, to conform to Borland's basis of presentation. See further discussion including the estimated useful lives in Note 2 above.

                                             Nine months       Years ended December 31,
                                             ended September   2002 for Borland and
                                             30, 2002          March 31, 2002 for Starbase

      Amortization of the amortizable            $4,700              $6,267
      intangible assets resulting from
      the proposed merger

      Reversal of amortization of the           (30,762)            (77,991)
      amortizable intangible assets
      related to the Starbase

                                               ----------------- -----------

                                               $(26,062)           $(71,724)
                                               ================= ===========